UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2025

Xometry, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40546	32-0415449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6116 Executive Blvd, Suite 800
North Bethesda, Maryland		20852
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (240) 252-1138

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	XMTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)
Dismissal of Independent Registered Public Accounting Firm

On March 3, 2025, the Audit Committee of the Board of Directors of Xometry, Inc. (the “Company”), following careful deliberation, approved the dismissal of KPMG LLP, the Company’s independent registered public accounting firm. KPMG LLP was notified of the dismissal on March 4, 2025.

The audit reports of KPMG LLP on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2023 and 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and 2024 and the subsequent interim period through March 4, 2025, there were no: (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference in connection with their opinion to the subject matter of the disagreement; or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in internal control over financial reporting initially disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and referred to most recently in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023. This material weakness involved ineffective process-level controls, primarily related to revenue and costs of revenue, following the Company’s acquisition of Thomas Publishing, Inc., and was fully remediated as of December 31, 2023. The Audit Committee discussed this matter with KPMG LLP, and the Company has authorized KPMG LLP to respond fully to any inquiries of Deloitte & Touche LLP with respect to this matter.

The Company provided KPMG LLP with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that KPMG LLP furnish a letter addressed to the Securities and Exchange Commission stating whether KPMG LLP agrees with the statements made herein. A copy of KPMG LLP’s letter dated March 7, 2025 is filed as Exhibit 16.1 hereto.

(b)
Appointment of New Independent Registered Public Accounting Firm

On March 3, 2025, the Audit Committee of the Board of Directors of the Company appointed Deloitte & Touche LLP as the Company’s new independent registered public accounting firm, subject to completion of its standard client acceptance procedures.

During the fiscal years ended December 31, 2023 and 2024 and the subsequent interim period through March 3, 2025, neither the Company nor anyone acting on its behalf consulted with Deloitte & Touche LLP regarding either (i) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Deloitte & Touche LLP provide written or oral advice to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter Dated March 7, 2025 from KPMG LLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XOMETRY, INC.

Date:	March 7, 2025	By:	/s/ Randolph Altschuler
Randolph Altschuler Chief Executive Officer